                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1999

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware               0-20859                   75-2287752
 (State of jurisdiction) (Commission File No.) (IRS Employer Identification No.)

                             230 Constitution Drive
                              Menlo Park, CA 94025
              (Address of principal executive offices and zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       NA
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

        On September 30, 1999, Geron Corporation, a Delaware corporation (the "Company") entered into an agreement to sell $12.5 million in Series C Two Percent (2%) Convertible Debentures and warrants to purchase 1.1 million shares of the Company's common stock to RGC International Investors, LDC, a Cayman Islands limited duration company (the "Purchaser").

        The Company's press release announcing the issuance and sale of the debentures and warrants, as well as the Securities Purchase Agreement, Registration Rights Agreement, Series C 2% Debenture and Warrants are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

The following are filed as exhibits to this Current Report on 8-K:

         4.1      Series C 2% Convertible Debenture.

         4.2      Warrant to purchase 1,000,000 shares of common stock.

         4.3      Warrant to purchase 100,000 shares of common stock.

         99.1 Securities Purchase Agreement dated as of September 30, 1999 between Geron Corporation and RGC International Investors,
                  LDC.

         99.2 Registration Rights Agreement dated as of September 30, 1999 by and between Geron Corporation and RGC International
                  Investors, LDC.

         99.3     Press Release dated September 30, 1999.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GERON CORPORATION


Dated:   October 5, 1999           /s/ David L. Greenwood
                                   ----------------------
                                   David L. Greenwood
                                   Chief Financial Officer,
                                   Treasurer and Secretary
                                   (Principal Financial and Accounting Officer)




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                                INDEX TO EXHIBITS

Number                             Description
------                             -----------
4.1      Series C 2% Debenture.

4.2      Warrant to purchase 1,000,000 shares of common stock.

4.3      Warrant to purchase 100,000 shares of common stock.

99.1 Securities Purchase Agreement dated as of September 30, 1999 between Geron Corporation and RGC International Investors, LDC.


99.2 Registration Rights Agreement dated as of September 30, 1999 by and between Geron Corporation and RGC International Investors, LDC.

99.3     Press Release issued September 30, 1999.


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